SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of
1934
                        (Amendment No.   )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:
     Preliminary Proxy Statement
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))
     Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to Section 240.14a-11(c) or
Section
240.14a-12

                                            CROWN RESOURCES
CORPORATION
         (Name of Registrant as Specified in its Charter)



                                                            (Name
of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     No fee required.
     Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11

     1) Title of each class of securities to which transaction applies:



     2) Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction pursuant to
Exchange Act Rule 0-11:*



     4)   Proposed maximum aggregate value of transaction:



     5)   Total fee paid:



     Fee paid previously with preliminary materials.
     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the
     filing for which the offsetting fee was paid previously.
Identify the
previous filing by registration
     statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:



     2)   Form, Schedule or Registration Statement No.:



     3)   Filing Party:



     4)   Date Filed:

















                   CROWN RESOURCES CORPORATION

             Notice of Annual Meeting of Shareholders



To the Shareholders:

     The Annual Meeting of the Shareholders of Crown Resources
Corporation will
be held at the World Trade Center, 1625 Broadway, Suite 580,
Denver, Colorado,
on Friday, June 4, 1999, at 10:00 a.m., Mountain Daylight Time, for the following purposes:

          1. Election of Directors. To elect seven Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

          2. Appointment of Auditors. To ratify the appointment of Deloitte
     & Touche LLP as the Company's independent auditors for fiscal year 1999.

          3. Other Business. To transact such other business as may properly come before the meeting and all adjournments thereof.

     The stock transfer books of the Company will not be closed.
The Board of
Directors has fixed the close of business on April 5, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, the
Annual Meeting. The approximate date of the mailing of this Proxy Statement and the enclosed form of proxy is April 9, 1999.

     Your attention is directed to the accompanying Proxy Statement. To constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares entitled to vote at the meeting be present in person or be represented by proxy. To assure representation at the Annual Meeting, you are urged to date and sign the enclosed proxy and return it promptly in the enclosed envelope.

                                   By Order of the Board of
Directors



                                   James R. Maronick
                                   Secretary




March 31, 1999
Denver, Colorado














                         PROXY STATEMENT

Annual Meeting of Shareholders

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Crown Resources Corporation, a Washington corporation
(the "Company"), of proxies in the accompanying form for use at the Annual
Meeting of Shareholders to be held on Friday, June 4, 1999, and any adjournment or postponement of such meeting. The Annual Meeting will be held at 10:00 a.m.,
Mountain Daylight Time, at The World Trade Center, 1625 Broadway,
Suite 580,
Denver, Colorado.

     The principal office of the Company is located at 1675
Broadway, Suite
2400, Denver, Colorado, 80202.

     Proxies are solicited so that each shareholder may have an opportunity to vote. These proxies will enable shareholders to vote on all matters that are scheduled to come before the meeting. When proxies are returned properly executed, the shares represented thereby will be voted in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board of Directors of the Company (the "Board"). Means have been provided whereby a shareholder may withhold his vote for any Director. The proxy cards also confer discretionary authority to vote the shares authorized to be voted thereby on any matter that was not known on the date of the Proxy Statement but may properly be presented for action at the meeting.

     You are asked to sign, date, and return the accompanying proxy card regardless of whether or not you plan to attend the meeting. Any shareholder returning a proxy has the power to revoke it at any time before shares represented by the proxy are voted at the meeting. Any shares represented by an unrevoked proxy will be voted unless the shareholder attends the meeting and votes in person. A shareholder's right to revoke his or her proxy is not limited by or subject to compliance with a specified formal procedure, but written notice should be given to the Corporate Secretary of the Company at or before the meeting.

     The expense of printing and mailing proxy material will be borne by the
Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers, and other employees of the Company in person or by telephone or other means of electronic communication. No additional compensation will be paid for such solicitation.

     Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation material to certain beneficial owners of the Company's Common Stock and the Company will reimburse such brokerage firms, custodians, nominees , fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Shares Outstanding

     The holders of the Company's $.01 par value Common Stock
(the "Common
Stock"), at the close of business on April 5, 1999, are entitled to vote at the
Annual Meeting. On the record date, April 5, 1999, there were outstanding
14,520,725 shares of Common Stock. Each share of Common Stock entitles its holder to one vote. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. Under Washington law and the Company's Articles of Incorporation, if a quorum is present at the meeting the seven nominees for election as Directors who receive the greatest number of votes cast for election of directors at the meeting by the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected Directors. Shares held by persons who abstain from voting on the election of Directors and broker non-votes will not be counted in the election. Shares held by persons abstaining will be counted in determining whether a quorum is present for the purpose of voting on the proposal but broker nonvotes will not be counted for this purpose.

     The Company also has issued 1,000,000 shares of its Series A
Nonconvertible
Preferred Stock to a subsidiary of the Company. Although the terms of the
Preferred Stock entitle its holder to vote as a shareholder of the Company, under
Washington corporate law this stock may not be voted while it is held by a subsidiary of the Company.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of March 26, 1999, with respect to the number of shares of Common Stock beneficially owned by each shareholder known by the Company to be the beneficial owner of more than five percent of the Common Stock, by all Directors, nominees for director, executive officers named in the Summary Compensation Table and all Directors, nominees for director and executive officers as a group. Except as noted below, each shareholder has sole voting and investment powers with respect to the shares shown. Unless otherwise indicated below, the address of each beneficial owner is 1675 Broadway, Suite 2400, Denver, Colorado 80202.


                                                                      Percent of
Name and Address of                        Amount and Nature of      the Company's
Beneficial Owner                           Beneficial Ownership      Common Stock

Invesco Funds Group (1) . . . . . . . . . . . .    1,380,000                9.5
7800 East Union Ave., Suite 800
Denver, CO  80237

The Equitable Life Assurance Society (1). . . .    1,000,000                6.9
City Place House, 55, Basinghall Street
London EC2V 5DR

Mark E. Jones, III (2)  . . . . . . . . . . . .      271,683                1.8

Christopher E. Herald (3) . . . . . . . . . . .      440,183                3.0

J. Michael Kenyon (4) . . . . . . . . . . . . .      101,500                0.7

Rodney D. Knutson (5) . . . . . . . . . . . . .       60,000                0.4

Linder G. Mundy (6) . . . . . . . . . . . . . .       60,150                0.5

Steven A. Webster (7) . . . . . . . . . . . . .      151,256                1.0

David R. Williamson (8) . . . . . . . . . . . .      100,000                0.7

James R. Maronick (9) . . . . . . . . . . . . .       98,600                0.7
All Directors, nominees for director,
  and executive officers as a group
  (10 persons) (3)(4)(10) . . . . . . . . . . .     1,619,093              10.3

(1) Based upon information supplied to the Company by the shareholder.

(2)  Includes options to purchase 271,350 shares.

(3) Includes options to purchase 267,500 shares and 7,640 shares owned by Mr. Herald's spouse of which Mr.
     Herald disclaims beneficial ownership.

(4) Includes options to purchase 60,000 shares and 10,000 shares beneficially owned by Sutton Resources Inc., of which Mr. Kenyon disclaims beneficial ownership.

(5)  Includes options to purchase 60,000 shares.

(6)  Includes options to purchase 60,000 shares.

(7)  Includes options to purchase 60,000 shares.

(8) Includes options to purchase 60,000 shares and 40,000 shares owned by David Williamson Associates Ltd.

(9)  Includes options to purchase 95,000 shares.

     (10) Includes, in the aggregate, options to purchase
1,222,850 shares.

                      ELECTION OF DIRECTORS

     The Board currently consists of seven Directors. The Directors elected at the Annual Meeting will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless the vote is withheld by the shareholder, the proxies solicited by the Board will be voted for the re-election of all the current Directors, who are:

     Mark E. Jones, III. Mr. Jones, age 59, has been a Director and the
Chairman of the Board of the Company since it commenced operations in February
1989.  He was Chief Executive Officer of the Company from
February 1989 until
July 1993. He was President of the Company from September 1989 to November 1990.
Mr. Jones is also Chairman and Chief Executive Officer of
Solitario Resources
Corporation ("Solitario"), a 57.2 percent-owned subsidiary of the Company that is engaged in exploration and development of properties in South America. Mr.
Jones also serves as Chairman of Star Resources Corporation, a diamond exploration company.

     Christopher E. Herald.  Mr. Herald, age 45, has been a
Director of the
Company since April 1989. He has served as President of the Company since
November 1990 and was Executive Vice President of the Company from January 1990 to November 1990. Mr. Herald also serves as President and a director of
Solitario.

     J. Michael Kenyon. Mr. Kenyon, age 49, has been a Director of the Company since it commenced operations. Mr. Kenyon serves as President, Chief Executive
Officer and a director of Sutton Resources Ltd., a minerals exploration company based in Vancouver, British Columbia.

     Rodney D. Knutson. Mr. Knutson, age 57, has been a Director of the Company since it commenced operations. He was a partner in the law firm of Jones &
Keller, P.C. from 1992 to 1998; and has been of counsel to the law firm of Jones
& Keller, P.C. since January 1998.

     Linder G. Mundy. Mr. Mundy, age 71, has been a Director of the Company since it commenced operations. Since 1985, Mr. Mundy has been a private business consultant.

     Steven A. Webster. Mr. Webster, age 47, has been a Director of the Company since it commenced operations. Mr. Webster serves as President and CEO of R &
B Falcon Corporation, an offshore drilling contractor, having served from 1991 through 1997 as Chairman and CEO of Falcon Drilling Company, Inc., a predecessor company. Mr. Webster is a director of R & B Falcon Corporation; Grey Wolf, Inc., a land rig contractor; Ponder Industries, Inc., an oilfield service contractor;
Geokinetics, Inc., a seismic acquisition company; Carrizo Oil & Gas, Inc., an oil exploration company; and is a trust manager of Camden Property Trust, a real estate investment trust.

     David R. Williamson.  Mr. Williamson, age 57, has been a
Director of the
Company since September 1989.  In 1989 he founded David
Williamson Associates
Ltd., which undertakes research and consulting for the mining industry. He also serves as a director of Crew Development Corporation, Cornucopia Resources Ltd., and Asia Pacific Resources, all mining and exploration companies.

     It is intended that votes will be cast pursuant to the enclosed proxy for the election of Directors from the foregoing nominees. If any nominee shall not be a candidate for election as a Director at the meeting, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominees as may be nominated by the existing Directors. No circumstances are presently known which would render any nominee named herein unavailable.

     Under the Company's Bylaws, shareholders seeking to nominate other candidates for election to the Board at the Annual Meeting must give written notice to the Corporate Secretary of the Company no less than sixty (60) nor more than ninety (90) days before the Annual Meeting. The notice must be accompanied by certain information as to the shareholder giving the notice and each proposed nominee, including information similar to that required under the federal proxy rules. If less than seventy (70) days' notice or prior public disclosure of the date of the scheduled meeting is given, notice by the shareholder must be given not later than the tenth day following the earlier of mailing of notice of the meeting or the date public disclosure of the meeting date was made. The Bylaws provide that no person shall be elected a Director of the Company unless nominated in accordance with the Bylaws. No Director nominations by shareholders for the 1998 Annual Meeting had been received by the Company prior to the date of this Proxy Statement.

Directors' Compensation

     Directors who are not employees of the Company are reimbursed for their expenses incurred in attending Board meetings. Directors are eligible to receive options to purchase Common Stock granted under the Company's 1988 Stock Benefit
Plan (the "1988 Plan") and non-qualified stock options under the 1991 Stock
Incentive Plan (the "1991 Plan"). All options, under both plans, terminate after five years from date of grant if not earlier exercised.

     Under the 1991 Plan, the Board of Directors may (a) grant incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as
amended, to any non-director employee of the Company or to any non-director employee of any parent or subsidiary of the Company; (b) grant options other than incentive stock options (i.e. non-qualified stock options)except that members of the Board of Directors are eligible only to receive formula grants of non-qualified stock options. Each Director who is not an employee automatically receives an award of a non-qualified stock options covering 10,000 shares of
Crown Common Stock on February 28 each year; (c) grant stock appreciation rights or cash bonus rights; (d) award stock bonuses; and (e) grant stock purchase rights and sell stock subject to restrictions. All options granted to Directors under the 1991 Plan have an exercise price equal to the fair market value of the
Company's Common Stock on the date of grant and they are exercisable from and after the date of grant. The Board of Directors reserved 1,500,000 shares of
Common Stock for grants under the 1991 Plan. Currently, 1,145,828 shares remain available for issue under the 1991 Plan; of these, options for 1,122,300 shares have been granted and options for 23,528 are available for grant.




     Generally, the terms and conditions of the 1988 Plan are similar to those of the 1991 Plan described above, except that members of the Board of Directors were not restricted to receive formula grants of non-qualified stock options.
The Board of Directors reserved 1,500,000 shares of Common Stock for grants under the 1988 Plan. The 1988 Plan had a ten-year term and no additional grants of options may be made under the 1988 Plan. Currently, 576,250 shares remain available for issue pursuant to options previously granted under the 1988 Plan.

Meetings of Board of Directors and Committees

     During the fiscal year ended December 31, 1998, there were four meetings of the Board. Each of the incumbent Directors attended at least 75 percent of the aggregate of the total number of meetings of the Board held while they served as a Director and the total number of meetings held by all committees of the
Board on which they served, except for Rodney Knutson and Steven Webster, who attended 50 percent of the meetings. All of the references to meetings exclude actions taken by written consent.

     The Board has an Audit Committee consisting of Mr. Herald and two non-employee Directors, Messrs. Mundy and Webster. The Audit Committee reviews the preparation and auditing of accounts of the Company; considers and recommends to the Board the engagement of independent certified public accountants for the ensuing year and the terms of such engagement; reviews the scope of the audit proposed by such accountants; implements and periodically reviews the performance of the independent accountants; and reviews the annual financial report to the
Directors and shareholders of the Company. The Audit Committee met once during the fiscal year ended December 31, 1998.

     The Board also has a Compensation Committee consisting of non-employee
Directors, Messrs. Kenyon, Knutson, and Webster. The Compensation Committee is responsible for reviewing and approving executive compensation and administering the Company's stock option programs. The Compensation Committee met once during
1998.

     The Board does not have a nominating committee or other committee performing similar functions.

Compliance with Section 16(a) of the Securities Exchange Act of
1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's
Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the
Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors, greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section
16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to officers, Directors, and greater than ten percent beneficial owners were complied with.

            EXECUTIVE COMPENSATION

Report of the Compensation Committee

     Overview and Philosophy. The Compensation Committee of the Board is composed entirely of three independent non-employee directors. The Compensation
Committee is responsible for reviewing and approving executive compensation and administering the Company's stock option programs. Following review and approval by the Compensation Committee, all issues pertaining to executive compensation are submitted to the full Board for approval.

     The policy of the Compensation Committee in determining executive compensation is that such compensation should (i) reflect Company performance,
(ii) reward individual performance, (iii) align the interests of the executives with the long-term interests of the shareholders and (iv) assist the Company in attracting and retaining key executives critical to the long-term success of the
Company.

     Executive Officer Compensation Program. The major elements of the executive compensation program during 1998 consisted principally of base salary, bonuses, and the Company's stock option plans, which reward executives for delivering value to Crown shareholders as measured by increases in the Common
Stock price and performance of the Company's share price relative to its industry peer group.

     Base Salary. Base salaries of executive officers are established annually, at the beginning of each year. The Compensation Committee reviews the responsibilities, experience, performance of the executive officers, basing its approval of base salary levels and changes thereupon on these and other factors, including the competitive marketplace and the Company's budget considerations.
Due to budget considerations, there were no salary increases granted to executive officers during 1998.

     Bonuses. Bonuses are granted to executive officers at the discretion of the Board. During 1998, bonuses were paid to certain salaried employees in amounts equal to five percent of annual base pay. Some of the bonuses were paid in the form of shares of the Company's common stock.

     Stock Option Plans. The shareholders have approved the Company's stock option plans. The Board granted stock options in fiscal 1998 to certain eligible employees including the Named Executive Officers pursuant to the 1991 Plan. The objectives of both the 1988 Plan and the 1991 Plan are to align executive and shareholder long-term interests by creating a direct link between executive pay and shareholder return, as well as provide long-term incentives to the executive.

     Non-qualified stock options are granted under the 1991 Plan to non-director executive officers at an option price not less than the average price for the five business days immediately preceding the date of grant. Such non-qualified stock options are 25 percent vested upon date of grant and vest an additional 25 percent each year so that they are 100 percent vested after three years. The
Board grants such options annually.

     Executive officers who are also members of the Board are eligible only to receive formula grants of non-qualified stock options under the 1991 Plan. Such executive officers are entitled to receive automatically, on February 28 of each year, an award of stock options calculated by dividing the executive officer's annual base compensation rate on the grant date by three. All such options are granted at a price equal to the fair market value of the Company's Common Stock on the date of the grant.

     All options granted to executive officers terminate after five years from date of grant if not earlier exercised.
     On June 19, 1998, the Board of Directors, voted to reprice all existing stock options, held by current officers, Directors and employees with a price in excess of $4.19, to $4.06, which was the then current market price of the stock.
The Board noted that due to a continued sharp decline in worldwide precious metals prices the market price of most mining companies had declined and it appeared to be a fundamental change in these markets. The Company's stock price had declined in concert with these markets. The Board felt the value of the current stock options as an incentive for current holders had declined. The
Company has traditionally used stock options both as a form of compensation and as an incentive as there have been no salary increases for any of senior management during the last five years. Furthermore, the Company provides no other compensation to Board members other than stock options.
The Board
recognized the efforts of the Company's management and employees and believes that the retention of existing personnel and recruitment of new personnel requires the use of stock options. Accordingly, the Board felt a repricing of existing stock options to the then current market level was warranted for past service and as an incentive for future performance. The total number of stock options repriced was 1,276,841 which included 523,250 stock options from the 1988
Plan and 753,591 stock options from the 1991 Plan.

     401(k) Plan.  In 1990 the Company adopted the Crown
Resources Corporation
401(k) Plan ("401(k) Plan"), a defined-contribution plan covering all full-time employees, including the Named Executive Officers. The 401(k) Plan provides for
Company matching, at the rate of 75 percent, of employee savings contributions up to nine percent of annual compensation, subject to ERISA limitations. Company contributions are subject to vesting percentages of 25 percent after one year of vesting service, increasing annually by 25 percent, such that all amounts are fully vested after four years of vesting service. Plan participants may direct the investment of contributions in any of several different funds, including a government securities fund and various debt and equity funds.

     Compensation of the Chairman of the Board. Mr. Jones' compensation for
1998 was based upon the established compensation policies described above. In establishing Mr. Jones' base salary, the Board evaluated the competitive standing of the Company as measured by criteria such as market capitalization, potential ounces of annual gold production, proven gold reserves, and stock performance.
The Board also considered the duties, responsibilities, and performance of Mr.
Jones in his capacities with the Company and executive pay rates of peer group companies. Mr. Jones' 1998 cash compensation reflects his responsibility in directing the activities of the Board of Directors. Mr. Jones' salary arrangement and performance incentives will continue to be evaluated by the Board periodically. During 1998, Mr. Jones received a bonus of $4,909.

     Compensation of the President. Mr. Herald's compensation for 1998 was based upon the established compensation policies described above. In establishing Mr. Herald's base salary, the Board evaluated the competitive standing of the Company as well as his duties, responsibilities and performance as measured by criteria similar to those described above. Mr. Herald's salary and performance incentives reflect his duties as President of the Company and his supervision and direction of the day-to-day activities of the Company. These will continue to be evaluated by the Board periodically. During 1998, Mr. Herald received a bonus of 2,118 shares of common stock of the Company, valued at
$7,810.

     The stock options granted to Mr. Jones and Mr. Herald during fiscal 1998 were granted in accordance with the formula in the 1991 Plan.
                                   COMPENSATION COMMITTEE
                                   Rodney D. Knutson, Chairman
                                   J. Michael Kenyon
                                   Steven A. Webster






Summary Compensation Table

     The following table sets forth the compensation paid by the Company during each of the last three fiscal
years to its Chairman and its President and each of the next most highly paid executive officers whose cash
compensation exceeded $100,000 during the fiscal year ending December 31, 1998:

                                                           Long-Term
                                    Annual Compensation   Compensation         All
                                                             Awards           Other
                                    Salary      Bonuses      Options       Compensation
Name and Principal Position  Year     ($)         ($)          (#)              ($)

Mark E. Jones, III, Chair    1998    98,175      4,909       32,725(1)        10,614(2)
                                                             75,000(14)
                                                            160,508(15)
                             1997    98,175     20,618(3)    75,000(4)        12,937(2)
                             1996    98,175      4,909       65,450(1)        11,220(6)
                                                             80,000(5)
Christopher E. Herald, Pres  1998   144,375      7,810(7)    48,125(1)         9,993(8)
                                                             75,000(14)
                                                            142,083(15)
                             1997   144,375     30,323(9)    75,000(4)         9,759(10)
                             1996   144,375      7,219       48,125(1)         9,412(10)
                                                             70,000(5)
James R. Maronick, VP Fin    1998   100,000      5,410(11)   15,000(1)         7,005(12)
                                                   65,000(15)
                             1997    29,283(16)    0         50,000(1)         2,062(13)
                                                             50,000(5)

(1) Granted under the Company's 1991 Plan. See "Option Grants in Last Fiscal Year."

(2) Includes $6,627 in fully-vested employer matching contributions to 401(k) Plan.

(3) Includes 2,732 shares of common stock, valued at a market price of $5.75 per share, issued as a bonus.

(4) Granted under the Company's 1988 Plan. See "Option Grants in Last Fiscal Year."

(5) Options to acquire Solitario common stock, granted under the Solitario 1994 Stock Option Plan.

(6) Amount includes $6,504 in fully-vested employer matching contributions to 401(k) Plan.

(7) Includes 2,118 shares of common stock, valued at a market price of $3.69 per share, issued as a bonus.

(8) Amount includes $7,500 in fully-vested employer matching contributions to 401(k) Plan.

(9) Includes 4,018 shares of common stock, valued at a market price of $5.75 per share, issued as a bonus.

(10) Amount includes $7,125 in fully-vested employer matching contributions to 401(k) Plan.

(11) Includes 1,467 shares of common stock, valued at a market price of $3.69 per share, issued as a bonus.

(12) Amount includes $6,750 in fully-vested employer matching contributions to 401(k) Plan.

(13) Amount includes $1,977 in fully-vested employer matching contributions to 401(k) Plan.

(14) Amount includes shares of the 1988 Plan repriced by the Board on June 19, 1998 to $4.06.

(15) Amount includes shares of the 1991 Plan repriced by the Board on June 19, 1998 to $4.06.

(16) Employment began September 15, 1997.







                             Options

     The following tables set forth for the fiscal year ended
December 31, 1998 contain certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers.

                                    OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                                                            Percent of                            Potential Realizable
                                                               Total                               Value at Assumed
                                                              Options                               Annual Rates of
                                                              Granted     Exercise                    Stock Price
                                                Options     to Employees   or Base                  Appreciation for
                                                Granted       in Fiscal    Price(2)  Expiration       Option Term (1)
            Name                                  (#)           Year        ($/sh)     Date         5%($)     10%($)

            Mark E. Jones, III                  32,725(3)      13.2%        4.19     2/28/2003     36,717     81,093
            Christopher E. Herald               48,125(3)      19.4%        4.19     2/28/2003     53,996    119,254
            James R. Maronick                   15,000(4)       6.0%        4.19     2/28/2003     16,830     37,170

(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant, as repriced, until the end of the five-year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.

(2)  Options were repriced to $4.06 on June 19, 1998.

(3) The options granted are non-qualified stock options that vest and become exercisable upon date of grant.
     Such options are nonassignable and nontransferable except by will or by the laws of descent and distribution. All options terminate five years from date of grant.

(4) The options granted are non-qualified stock options that vest and become exercisable over a four-year period, becoming fully vested on February 28, 2001. Such options are nonassignable and nontransferable except by will or by the laws of descent and distribution. Options not already exercisable may become exercisable upon mergers or changes in control of the Company, pursuant to the 1991 Plan. All options terminate five years from date of grant.



                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                    AND FISCAL YEAR-END OPTION VALUES


                                                                Number of Unexercised         Value of Unexercised
                                         Shares      Value         Options at Fiscal          in-the Money Options
                                      Acquired on  Realized           Year-End (#)            at Fiscal Year-End ($)
Name                                  Exercise(#)    ($)        Exercisable/Unexercisable     Exercisable/Unexercisable

Mark E. Jones, III                     32,333      101,202         238,625/ 0                     0   /   0  (1)
                                          0            0           330,000/ 0                     0   /   0  (2)
Christopher E. Herald                  45,833      143,457         219,375/ 0                     0   /   0  (1)
                                          0            0            70,000/ 0                     0   /   0  (2)
James R. Maronick                         0            0            28,750/36,250                 0   /   0  (1)
                                          0            0            25,000/25,000                 0   /   0  (2)


(1)  Value based on market price of $2.30 per share of Crown
Common Stock at December 31, 1998, less the exercise price.

(2) Value based on market price of Cdn$1.15 per share of Solitario Common Stock at December 31, 1998, less the exercise price, converted to U.S.$.



                                                    TEN-YEAR OPTION/SAR REPRICINGS

                                  Securities                                                          Years of
                                  underlying     Market price of    Exercise price                 original option
                                   number of     stock at time of     at time of     New exercise   term remaining
Name               Date          options/SARs      repricing or      repricing or      price ($)      at date of
                                  repriced or      amendment ($)     amendment ($)                   repricing or
                                  amended (#)                                                         amendment

Mark E. Jones, III 6/19/1998           32,725(1)        4.06              4.19              4.06           4.7
  Chair                                65,450(1)        4.06              5.63              4.06           2.7
                                       75,000(2)        4.06              5.75              4.06           3.5
                                       62,333(1)        4.06              6.56              4.06           0.7
Christopher E. Herald 6/19/1998        48,125(1)        4.06              4.19              4.06           4.7
   Pres                                48,125(1)        4.06              5.63              4.06           2.7
                                       75,000(2)        4.06              5.75              4.06           3.5
                                       45,833(1)        4.06              6.56              4.06           0.7
James R. Maronick  6/19/1998           15,000(1)        4.06              4.30              4.06           4.7
   VP Fin                              50,000(1)        4.06              5.73              4.06           4.2


(1) Options granted pursuant to the 1991 Plan.

(2) Options granted pursuant to the 1988 Plan.

                          COMPARATIVE STOCK PERFORMANCE


     The following performance graph compares the performance of the
Company's Common Stock to the NASDAQ Stock Market Total Return
Index, the S &
P Gold Mining Index, and an seven-company peer group for the Company's last five fiscal years. The graph assumes the value of the investment was $100 at
December 31, 1992 and measures that investment at December 31 of each of the years shown. All dividends are assumed to be reinvested. The graph is presented pursuant to requirements of the SEC. The information contained in this graph is not necessarily indicative of future price performance.

      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
CROWN RESOURCES CORPORATION, NASDAQ STOCK MARKET TOTAL RETURN INDEX,
  S & P GOLD MINING INDEX (1), AND A SIX-COMPANY PEER GROUP (2)



                                  Cumulative Total Return
                               12/93   12/94   12/95   12/96   12/97   12/98

CROWN RESOURCES CORPORATION     100      89     107     134      91      44
PEER GROUP                      100      90      88     157      65      30
NASDAQ STOCK MARKET (U.S.)      100      98     138     170     208     294
S&P GOLD & PRECIOUS METALS
     MINING                     100      81      91      90      59      52


(1) Consists of Barrick Gold, Battle Mountain Gold, Echo Bay
Mines, Homestake
Mining, Newmont Mining, and Placer Dome, all of which are major gold producers.

(2) Consists of Alta Gold, Bema Gold, Canyon Resources, Glamis
Gold, Metallica
Resources, and Royal Gold. Dakota Mining Corportation, included in the prior years' peer group, ceased trading during 1998 and has been removed for all years presented.

                  INDEPENDENT PUBLIC ACCOUNTANTS

   The Company's Shareholders are asked to ratify the selection of Deloitte &
Touche LLP, independent public accountants, to continue as the Company's auditors for fiscal 1999. Representatives from Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders to make a statement if they so desire and to respond to appropriate questions.

                      CERTAIN TRANSACTIONS

   In February of 1998, the Company received $4.6 million from a European equity financing through the placement of 1.04 million shares of the Company's common stock. In connection with the private placement, the Company paid an agency fee of 40,000 shares (approximately $185,000) to David Williamson
Associates, Ltd., of which David R. Williamson, director, is a principal. In addition, the Company paid David Williamson Associates, Ltd. $5,141 for fees and expenses related to investor relations and marketing during 1998.


                    PROPOSALS OF SHAREHOLDERS


   Under the Company's Bylaws, shareholders seeking to propose business to be conducted at the 1998 Annual Meeting must give written notice to the Corporate
Secretary of the Company no later than the time that shareholder Director nominations must be received. The notice must contain certain information as to the proposal and the shareholder, including the share ownership of the shareholder and any financial interest in the proposal. Any proposal not made in compliance with the Bylaws may be rejected by the Board. No shareholder proposals for the 1998 Annual Meeting had been received by the Company prior to the date of this Proxy Statement.

   Shareholder proposals intended to be presented at the 2000
Annual Meeting
of Shareholders should be received by the Company prior to January 1, 2000, for inclusion in the Company's Proxy Statement for that meeting.

                          OTHER BUSINESS

   The Company knows of no other business to be presented at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person named in the accompanying form of proxy.

   Upon written request from any person solicited herein addressed to the
Corporate Secretary of the Company at its principal offices, the Company will provide, at no cost, a copy of the Annual Report on Form 10-K filed with the
SEC for the fiscal year ended December 31, 1998.


                                           By Order of the Board
of
Directors


                                                James R. Maronick
                                                  Secretary
March 31, 1999
Denver, Colorado

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  CROWN RESOURCES CORPORATION
 For Annual Meeting of Shareholders to be held on June 4, 1999

   The undersigned hereby appoints Christopher E. Herald and James R. Maronick, and each of them, with full power of substitution, proxies of the undersigned at the Annual Meeting of Shareholders of Crown Resources Corporation (the
"Company"), to be held at the World Trade Center, 1625 Broadway,
Suite 580,
Denver, Colorado, on Friday, June 4, 1999, at 10:00 a.m., Mountain Daylight Time, and at all adjournments or postponements thereof, and hereby authorizes them to represent and to vote all of the shares of Common Stock of the Company held by the undersigned as fully as the undersigned could do if personally present. Said proxies are herein specifically authorized to vote the shares of Common Stock of the Company which the undersigned is entitled to vote in the election of
Directors as proposed in the Proxy Statement, to ratify the appointment of auditors as proposed in the Proxy Statement and to vote said shares upon such other matters as may properly come before the meeting or any adjournment or postponement thereof as the above-named proxies shall determine.

   The shares of Common Stock represented by this Proxy will be voted or not voted on the matters set forth in accordance with the specifications indicated herein.

      (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE;
           PLEASE RETURN USING THE ENCLOSED ENVELOPE)

The Board of Directors recommends that shareholders vote in favor of Proposals
1 and 2.
       1. ELECTION OF DIRECTORS
          Nominees:  Mark E. Jones, III, Christopher E. Herald,
J. Michael
          Kenyon, Rodney D. Knutson, Linder G. Mundy, Steven A.
Webster, and
          David R. Williamson             FOR_____  (1)
WITHHELD_____

            (1) (All nominees) Except withhold authority to vote for the following nominees:


       2. APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S
AUDITORS
          FOR_____              AGAINST_____
ABSTAIN_____

       3. To transact such other business as may properly come before the meeting and all adjournments or postponements thereof.

   If no specification is made with respect to the above matters, the shares of
Common Stock of the undersigned will be voted FOR the election of these
Directors, FOR the appointment of Deloitte & Touche LLP, and either for or against such other matters as may properly come before the meeting or any adjournment or postponement thereof, as the above-named proxies may determine.




DATED_________________________, 1999


____________________________________
                                              (Signature)


_____________________________________
                                         (Signature if held
jointly)
                                    Mark here for address
change_________